LAMPERD Less Lethal
1200 Michener Road
Sarnia, Ontario, N7T 7H8
Canada

Dear Sirs,

Re: Collaboration between our companies

Further to your request we are pleased to confirm our basic agreement as to the use of the FN303 in the context of  your video-based training system.

Please find below the generic principles organizing such use and the guidelines of our collaboration in this context.

The FNH general objective through this collaboration with Lamperd ("the Collaboration") is to support the promotion of the FN 303 system produced and commercialized by FNH through a video-based training system developed and commercialized by Lamperd.

FNH agrees to have the FN303 in the Lamperd system provided:

  FNH will be consulted on the scenarios displayed by the system to ensure they are consistent with FNH appropriate marketing messages.

  FNH will have the right to add any disclaimer/warning messages that seems appropriate, notably for safety or security reasons, on the operator manual or elsewhere.

  Lamperd agrees to let FNH freely use its system for its own product demos and have Lamperd reference used for promotion purposes. In this context, FNH will notably have the right to use the system to demonstrate its product on shows or at customers training centres.

  Lamperd shall at any time take any action or measure to comply with all import and export regulations that may be applicable.

Both parties agree that in terms of liability:

  Any loss, damage or injury of non-nuclear origin suffered by one Party in connection with the performance of this Collaboration shall be borne exclusively by it.

  Each Party shall be exclusively liable for any loss, damage or injury of non- nuclear origin caused by its personnel to third parties in their facilities, arising out of the performance of the Collaboration.

  Each Party shall indemnify the other Party for all liability in respect of any action for damages brought by third parties and caused by their respective personnel.

All technical and/or commercial data, industrial or commercial know-how and all information of whatever kind or nature regarding the FN303 system and/or any of  its components ("the Proprietary Information") is and shall be regarded and treated by Lamperd as strictly confidential and shall not be used for any purpose other than the purpose of this collaboration nor be disclosed by Lamperd, its agents and employees to any third party provided, however, that the said data, know-how and information shall not come into the public domain through no fault on the part of Lamperd, its agents or employees. This commitment shall remain in force and binding upon Lamperd, its agents and employees even for a period of  thirty (30) years after the signing of this letter.

This Collaboration shall remain valid for an unlimited period of time, each party being however entitled to terminate it upon a one-month prior written notice to the other party.

Upon termination of this Collaboration, Lamperd shall immediately cease to use any FN303 reference or FN303 related reference. lt shall return to FNH all documents in Lamperd's possession or under its,direct or indirect, control and/or authority relating to any confidential information, including any and all copies thereof.

This Collaboration shall be governed by and construed in accordance with the laws of Belgium. Any controversy or claim arising out of or relating to this Collaboration, or the breach thereof, shall be settled by arbitration according to the rules of CEPANI by one or more arbitrators appointed in accordance with said rules. The language of the arbitration shall be in English. The place of arbitration shall be Lidge (Belgium).  Any dispute between the contracting parties shall be subject to prior conciliation.

Nothing herein shall be interpreted or construed to grant to Lamperd any licenses or rights of ownership in the Proprietary Information, which shall at all times remain the property of FNH.

For the sake of good order, could you please send back an original copy of this document, duly signed for approval by your authorized representatives.

Sincerely yours,

/s/ P. Renier	/s/ Cl. Dello
P. Renier	Cl. Dello
MarketingDirector	Head of US Affairs

For approval,

/s/ Barry Lamperd
Lamperd authorized representative